Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, each dated December 27, 2024, and each included in this Post-Effective Amendment No. 207 to the Registration Statement (Form N-1A, File No. 333-28697) of Direxion Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated October 25, 2024, with respect to the financial statements and financial highlights of Direxion Monthly NASDAQ-100® Bull 1.75X Fund, Direxion Monthly S&P 500® Bull 1.75X Fund, Direxion Monthly Small Cap Bull 1.75X Fund, Direxion Monthly 7-10 Year Treasury Bull 1.75X Fund, Direxion Monthly 7-10 Year Treasury Bear 1.75X Fund, Direxion Monthly NASDAQ-100® Bull 1.25X Fund, Direxion Monthly High Yield Bull 1.2X Fund and Hilton Tactical Income Fund included in the Annual Report to Shareholders (Form N-CSR) for the year ended August 31, 2024, into this Post-Effective Amendment No. 207 to the Registration Statement (Form N-1A, File No. 333-28697), filed with the Securities and Exchange Commission.

Minneapolis, MN

December 23, 2024